EXHIBIT 99.E

RECENT DEVELOPMENTS

The information contained in this section supplements the information about the Republic corresponding to the headings below that is contained in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2019. To the extent the information in this section differs from the information contained in such annual report, you should rely on the information in this section. Capitalized terms not defined in this section have the meanings ascribed to them in the annual report.

REPUBLIC OF INDONESIA

Recent Developments

Amendment of 2020 Budget

In December 2019, the emergence of a new strain of the coronavirus (“Covid-19”) was reported in Wuhan, Hubei Province, China, that has subsequently spread throughout the world, including Indonesia. On January 30, 2020, the World Health Organization declared Covid-19 a public health emergency of international concern and on March 11, 2020, the World Health Organization declared the outbreak a pandemic. The Covid-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

On March 31, 2020, by virtue of Presidential Decree No. 11 of 2020, the President of Indonesia declared Covid-19 a Public Health Emergency (Darurat Kesehatan Masyarakat). On the same day, the President also issued Government Regulation In Lieu of Law No. 1 of 2020 on Policies on State Finance and Financial System Stability to Deal with Covid-19 Pandemic and/or Threat to the National Economy and/or Financial System Stability. Through Presidential Regulation No. 54 of 2020 dated April 3, 2020 on Amendment to Posture and Details of the State Revenue and Expenditure Budget of 2020 Budget Year, which was published on April 6, 2020 (“Presidential Regulation No. 54 of 2020”), the President authorized an increase of the 2020 budget by Rp405.1 trillion for purposes of fighting the spread of Covid-19, as follows: (i) Rp75 trillion for the health care sector, including medical personnel; (ii) Rp110 trillion for the expansion of the social safety net; (iii) Rp70.1 trillion to support manufacturers, small and medium-sized enterprises and certain other companies, including support with regards to taxes, import duties and business credits; and (iv) Rp150 trillion to support a national economic recovery program.

In addition to authorizing these additional amounts for the 2020 budget, Presidential Regulation No. 54 of 2020 also reallocated the budgeted revenues and expenditures for the fiscal year 2020. Accordingly, the revenues and expenditures that had originally been budgeted by the Government pursuant to Law No. 20 of 2019 on the State Budget for Fiscal Year 2020, (which was signed into law on October 18, 2019) were revised.

Fiscal and Monetary Responses to the Outbreak of Covid-19

As a result of these additional budgeted expenditures, the Government estimates the 2020 budget deficit to reach 5.07% of GDP. Government Regulation in Lieu of Law No. 1 of 2020 also allows the budget deficit gap to temporarily exceed the statutory limit of 3% of GDP until the fiscal year 2022.

Government Budget

Fiscal Policy

The following table sets out the Government revenues and expenditures for the periods indicated, including the original and reallocated budgeted revenues and expenditures for fiscal year 2020.

Government Revenues and Expenditures

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2019P	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Revenues and grants:
Domestic revenues
Tax revenues	1,240.4	1,285.0	1,343.5	1,518.8	1,786.4	1,545.3	1,865.7	1,462.6
Non-tax revenues	255.6	262.0	311.2	409.3	378.3	405.0	367.0	297.8
Total domestic revenues	1,496.0	1,546.9	1,654.7	1,928.1	2,164.7	1,950.4	2,232.7	1,760.4
Grants	12.0	9.0	11.6	15.6	0.4	6.8	0.5	0.5

Total revenues and grants	1,508.0	1,555.9	1,666.4	1,943.7	2,165.1	1,957.2	2,233.2	1,760.9
Expenditures:
Central government expenditures	1,183.3	1,154.0	1,265.4	1,455.3	1,634.3	1,498.9	1,683.5	1,851.1
Transfer to regions and rural fund(1)	623.1	710.3	742.0	757.8	826.8	811.3	856.9	762.7
Total central and transfer expenditures	1,806.4	1,864.3	2,007.4	2,213.1	2,461.1	2,310.2	2,540.4	2,613.8
Suspend(2)	0.1	—	—	—	—	—	—	—

Total expenditures	1,806.5	1,864.3	2,007.4	2,213.1	2,461.1	2,310.2	2,540.4	2,613.8
Primary balance(3)	(142.5)	(125.6)	124.4	(11.5)	(20.1)	(77.5)	(12.0)	(517.8)
Surplus/(deficit)	(298.5)	(308.3)	(341.0)	(269.4)	(296.0)	(353.0)	(307.2)	(852.9)
Financing:(4)(5)
Debt Financing	380.9	403.0	429.1	372.0	359.3	435.4	351.9	1,006.4
Investment Financing	(59.7)	(89.1)	(59.8)	(61.1)	(75.9)	(49.4)	(74.2)	(229.3)
On-Lending	1.5	1.7	(2.1)	(4.3)	(2.4)	(1.7)	5.2	5.8
Government Guarantee	—	(0.7)	(1.0)	(1.1)	—	—	(0.6)	(0.6)
Other Financing	0.3	19.6	0.4	0.2	15.0	15.2	25.0	70.6

Total Financing	323.1	334.5	366.6	305.7	296.0	399.5	307.2	852.9

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B

Budget. Initial” refers to amounts authorized by the original budget, which was signed into law on October 18, 2019. “Revised” refers to revised amounts pursuant to Presidential Regulation No. 54 of 2020, which was signed into law on April 3, 2020 as part of the Government’s ongoing efforts to address the Covid-19 crisis in Indonesia.

(1)	Starting from the fiscal year, or FY, 2015, Government allocates rural fund based on law number 6/2014.
(2)

Realized expenditures calculated by the Ministry of Finance differed from the figures calculated by line ministries and such discrepancies have been subtracted and added, respectively, to totals for such years after the fiscal year is over. “Suspend” is not reported in the current year.

(3)	Primary balance represents revenues minus expenditures excluding interest expenditures.
(4)

In 2015, total financing of Rp323.1 trillion exceeded the budget deficit of Rp298.5 trillion and the Government added the difference of Rp24.6 trillion to its reserves. In 2016, total financing of Rp334.5 trillion exceeded the budget deficit of Rp308.3 trillion and the Government added the difference of Rp26.2 trillion to its reserves. In 2017, total financing of Rp366.6 trillion exceeded the 2017 deficit of Rp341.0 trillion and the Government added the difference of Rp25.6 trillion to its reserves. In 2018, total financing of Rp300.4 trillion exceeded the budget deficit of Rp259.9 trillion and the Government added the difference of Rp40.5 trillion to its reserves. In 2019, total financing of Rp399.5 trillion exceeded the 2019 deficit of Rp353.1 trillion and the Government added the difference of Rp46.4 trillion to its reserves.

(5)	As of FY 2017, the financing line items have been reclassified and the previously reported data has been restated across the periods shown.

Revised 2020 Budget

Through Presidential Regulation No. 54 of 2020, the President authorized an increase of the 2020 budget by Rp405.1 trillion for purposes of fighting the spread of Covid-19, as follows: (i) Rp75 trillion for the health care sector, including medical personnel; (ii) Rp110 trillion for the expansion of the social safety net; (iii) Rp70.1 trillion to support manufacturers, small and medium-sized enterprises and certain other companies, including support with regards to taxes, import duties and business credits; and (iv) Rp150 trillion to support a national economic recovery program.

In addition to authorizing these additional amounts for the 2020 budget, Presidential Regulation No. 54 of 2020 also reallocated the budgeted revenues and expenditures for the fiscal year 2020. Accordingly, the revenues and expenditures that had originally been budgeted by the Government pursuant to Law No. 20 of 2019 on the State Budget for Fiscal Year 2020, (which was signed into law on October 18, 2019) were revised, as set forth under

As a result of these additional budgeted expenditures, the Government estimates the 2020 budget deficit to reach 5.07% of GDP. Government Regulation in Lieu of Law No. 1 of 2020 also allows the budget deficit gap to temporarily exceed the statutory limit of 3% of GDP until the fiscal year 2022.

Government Finances

Government Revenues

The following table sets forth Government revenues by category for the periods indicated, including the original and reallocated budgeted revenues for fiscal year 2020.

Government Revenues

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2019P	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Domestic revenues:
Tax revenues:
Domestic tax
Income tax:
Oil and gas	49.7	36.1	50.3	64.7	66.2	59.1	57.4	43.7
Non-oil and gas	552.6	630.1	596.5	685.3	828.3	711.2	872.5	659.6
Total income tax	602.3	666.2	646.8	750.0	894.4	770.3	929.9	703.3
Value added tax (VAT)	423.7	412.2	480.7	537.3	655.4	533.0	685.9	529.7
Land and building tax	29.3	19.4	16.8	19.4	19.1	21.2	18.9	13.4
Excises	144.6	143.5	153.2	159.6	165.5	172.3	180.5	172.9
Other taxes	5.6	8.1	6.7	6.6	8.6	7.7	7.9	7.7
Total domestic taxes	1,205.5	1,249.5	1,304.3	1,472.9	1,743.1	1,504.4	1,823.1	1,427.0
International trade taxes:
Import duties	31.2	32.5	35.1	39.1	38.9	37.5	40.0	33.9
Export tax	3.7	3.0	4.1	6.8	4.4	3.5	2.6	1.8
Total international trade taxes	34.9	35.5	39.2	45.9	43.3	41.0	42.6	35.6
Total tax revenues	1,240.4	1,285.0	1,343.5	1,518.8	1,786.4	1,545.3	1,865.7	1,462.6
Non-tax revenues:
Natural resources:
Oil	48.0	31.4	58.2	101.5	118.6	90.1	96.8	40.4
Gas	30.2	12.6	23.6	41.3	41.2	30.3	30.5	12.9
Total oil and gas	78.2	44.1	81.8	142.8	159.8	120.4	127.3	53.3
General mining	17.7	15.8	23.8	30.3	25.0	26.2	26.2	22.1
Forestry	4.2	3.8	4.1	4.8	4.5	5.0	4.7	4.4
Fishery	0.1	0.4	0.5	0.4	0.6	0.5	0.9	0.9
Geothermal	0.9	0.9	0.9	2.3	0.9	1.9	1.2	1.5
Total non-oil and gas	22.8	20.8	29.3	37.8	31.0	33.6	33.0	28.9

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2019P	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Total natural resources	101.0	64.9	111.1	180.6	190.8	154.1	160.4	82.2
Profit transfer from SOEs	37.6	37.1	43.9	45.1	45.6	80.7	49.0	65.0
Other non-tax revenues	81.7	118.0	108.8	128.6	94.1	122.1	100.9	94.7
Public Service Agency (BLU) Income(1)	35.3	41.9	47.3	55.1	47.9	48.1	56.7	55.8
Total non-tax revenues	255.6	262.0	311.2	409.3	378.3	405.0	367.0	297.8
Total domestic revenues	1,496.0	1,546.9	1,654.7	1,928.1	2,164.7	1,950.4	2,232.7	1,760.4
Grants	12.0	9.0	11.6	15.6	0.4	6.8	0.5	0.5
Total revenues and grants	1,508.0	1,555.9	1,666.4	1,943.7	2,165.1	1,957.2	2,233.2	1,760.9

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B

Budget. Initial” refers to amounts authorized by the original budget, which was signed into law on October 18, 2019. “Revised” refers to revised amounts pursuant to Presidential Regulation No. 54 of 2020, which was signed into law on April 3, 2020 as part of the Government’s ongoing efforts to address the Covid-19 crisis in Indonesia.

(1)

Includes Government’s share of Bank Indonesia’s profits representing amounts in excess of Bank Indonesia’s capital ratio requirements, which excess amounts are transferred to the central Government to be used for repayments of certain central Government obligations to Bank Indonesia.

Government Expenditures

The following table sets forth the expenditures of the Government for the periods indicated, including the original and reallocated budgeted expenditures for fiscal year 2020.

Government Expenditures

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Central Government expenditures:
Personnel expenditures	281.1	305.1	312.7	346.9	381.6	416.2	N/A
Good and services expenditures	233.3	259.6	291.5	347.5	345.2	337.2	N/A
Capital expenditures	215.4	169.5	208.7	184.1	189.3	209.4	N/A
Interest payments:
Domestic debt	141.9	167.8	200.0	238.4	255.8	273.8	N/A
Foreign debt	14.1	15.0	16.6	19.5	20.0	21.4	N/A
Total interest payments	156.0	182.8	216.6	258.0	275.9	295.2	N/A
Subsidies:
Energy subsidies	119.1	106.8	97.6	153.5	160.0	125.3	N/A
Non-energy subsidies	66.9	67.4	68.8	63.4	64.3	62.3	N/A
Total subsidies	186.0	174.2	166.4	216.9	224.3	187.6	N/A
Grant expenditures	4.3	7.1	5.4	1.5	1.9	2.2	N/A
Social assistance(1)	97.2	49.6	55.3	84.3	102.1	107.7	N/A
Other expenditures	10.1	6.0	8.8	16.2	114.0	128.0	N/A
Total central Government expenditures	1,183.3	1,154.0	1,265.4	1,455.3	1,634.3	1,683.5	1,851.1
Transfers to Regions and Rural Fund
Transfer to Regions
Balanced funds:
General transfer funds:
Revenue sharing funds	78.1	90.5	88.2	93.7	106.4	117.6	89.8
General allocation funds	352.9	385.4	398.6	401.5	417.9	427.1	384.4
Total general transfer funds	430.9	475.9	486.8	495.2	524.2	544.7	474.2

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Specific allocation funds:
Physical special allocation fund	54.9	75.2	62.1	58.1	69.3	72.2	54.2
Non-physical special allocation fund(2)	97.2	88.8	105.6	115.3	131.0	130.3	128.8
Total specific allocation funds	152.1	163.9	167.7	173.4	200.4	202.5	183.0
Total balanced funds	583.0	639.8	654.5	668.6	724.6	747.2	657.2
Regional incentive fund(3)	1.7	5.0	7.5	8.2	10.0	15.0	13.5
Specific autonomy funds(4)	17.1	18.3	19.4	20.1	21.0	21.4	19.6
Specific Fund for Special Region of Yogyakarta(5)	0.5	0.5	0.8	1.0	1.2	1.3	1.3
Total Transfer to Regions	602.4	663.6	682.2	697.9	756.8	784.9	691.5
Rural Fund(6)	20.8	46.7	59.8	59.9	70.0	72.0	71.2
Total transfers to regions and Rural Fund	623.1	710.3	742.0	757.8	826.8	856.9	762.7
Suspend(7)	0.1	—	—	—	—	—	—
Total Government expenditures	1,806.5	1,864.3	2,007.4	2,213.1	2,461.1	2,540.4	2,613.8

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B

Budget. Initial” refers to amounts authorized by the original budget, which was signed into law on October 18, 2019. “Revised” refers to revised amounts pursuant to Presidential Regulation No. 54 of 2020, which was signed into law on April 3, 2020 as part of the Government’s ongoing efforts to address the Covid-19 crisis in Indonesia. N/A indicates that Presidential Regulation No. 54 of 2020 stipulated only the total amount of revised total central Government expenditures but did not provide for its subcomponents.

(1)	As of FY 2017, the deficit financing line items have been reclassified and the data previously reported has been restated across the periods shown.
(2)	Consists of Social Assistance from Ministries/Agencies Spending and Social Assistance for Disaster Relief.
(3)	Included under “Others” before FY 2016 except the regional incentive fund.
(4)	Included under “Others” before FY 2016.
(5)	Consists of specific autonomy fund and additional specific infrastructure autonomy fund for Papua and West Papua Provinces.
(6)	Starting from FY 2013, Government allocates a specific fund for Yogyakarta’s privilege in other expenditures.
(7)	Starting from FY 2015, Government allocates to the rural fund based on law number 6/2014.
(8)

Realized expenditures calculated by the Ministry of Finance differed from the figures calculated by line ministries and such discrepancies have been subtracted and added, respectively, to totals for such years after the fiscal year is over. “Suspend” is not reported in the current year.

Deficit Financing

The following table sets forth, by amount, information on deficit financing for the periods indicated, including the original and reallocated budgeted deficit financing for fiscal year 2020.

Deficit Financing (1)

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2020- InitialB	2020- RevisedB
	(in trillions of Rupiah)
Debt financing
Government securities (net)	362.3	407.3	441.8	358.4	389.0	389.3	549.6
Loans
Domestic loans (net)	0.8	1.1	0.6	1.4	0.5	1.3	1.3
Foreign loans:
Gross drawings:
Program loan	55.1	35.3	20.9	50.6	30.0	21.6	82.0
Project loan	28.7	28.1	30.8	38.0	30.3	26.8	29.5
Total gross drawing	83.8	63.4	51.7	88.6	60.3	48.4	111.5
Amortization	(66.0)	(68.7)	(65.1)	(76.3)	(90.5)	(87.1)	(105.9)
Total foreign loan (net)	17.8	(5.3)	(13.4)	12.3	(30.2)	(38.8)	5.7
Total loans (net)	18.7	(4.3)	(12.7)	13.6	(29.7)	(37.5)	7.0
Pandemic Bond	—	—	—	—	—	—	449.9
Total debt financing	380.9	403.0	429.1	372.0	359.3	351.9	1,006.4
Investment financing
Investment to SOEs	(64.5)	(50.5)	(6.4)	(3.6)	(17.8)	(17.7)	(16.0)
Investment to other institutions	(7.1)	(10.8)	(3.2)	(2.5)	(2.5)	(5.0)	(5.0)
Investment to public service agencies	(6.9)	(25.3)	(48.2)	(52.7)	(53.2)	(52.5)	(41.0)
Investment in financial organizations/institutions	(0.3)	(3.8)	(2.0)	(2.3)	(2.4)	(1.0)	(0.8)
Revenue of investment	19.1	1.4	—	—	—	2.0	2.0
Others investment financing	—	—	—	—	—	—	(168.7)
Total investment financing	(59.7)	(89.1)	(59.8)	(61.1)	(75.9)	(74.2)	(229.3)
Lending
On-lending to SOEs/local government/institutions/other agencies:	2.3	1.7	(2.1)	(4.3)	(2.4)	5.2	5.8
Lending reserves	(0.8)	—	—	—	—	—	—
Total lending	1.5	1.7	(2.1)	(4.3)	(2.4)	5.2	5.8
Mandatory guarantee	—	(0.7)	(1.0)	(1.1)	—	(0.6)	(0.6)
Other financing	0.3	19.6	0.4	0.2	15.0	25.0	70.6
Total financing (net)	323.1	334.5	366.6	305.7	296.0	307.2	852.9

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B

Budget. Initial” refers to amounts authorized by the original budget, which was signed into law on October 18, 2019. “Revised” refers to revised amounts pursuant to Presidential Regulation No. 54 of 2020, which was signed into law on April 3, 2020 as part of the Government’s ongoing efforts to address the Covid-19 crisis in Indonesia.

(1)	As of FY 2017, the deficit financing line items have been reclassified and the data previously reported has been restated across the periods shown.